UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: September 22, 2014

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On September 22, 2014, Tiffany & Co. (the “Company”) announced that it is seeking commitments to replace its existing $275,000,000 three year unsecured revolving credit facility maturing December 19, 2014 and $275,000,000 five year unsecured revolving credit facility maturing December 21, 2016 with a new $375,000,000 four year unsecured revolving credit facility and a new $375,000,000 five year unsecured revolving credit facility. The Company expects the new credit facilities to be guaranteed initially by each of its subsidiaries that is a guarantor of the existing credit facilities described above (the “Subsidiary Guarantors”). The guarantees of the new credit facilities will terminate automatically if the Subsidiary Guarantors cease to guarantee any other material indebtedness of the Company. The new credit facilities are expected to close shortly after the closing of the notes offering described in Item 8.01 of this Current Report on Form 8-K, but there can be no assurance that they will be closed on that timeline or at all.

Item 8.01	Other Events.

On September 22, 2014, the Company entered into a purchase agreement relating to the sale by the Company of $250,000,000 aggregate principal amount of 3.800% Senior Notes due 2024 and $300,000,000 aggregate principal amount of 4.900% Senior Notes due 2044 (together, the “notes”). The notes will be fully and unconditionally guaranteed by the Subsidiary Guarantors. The guarantees of the notes will terminate automatically if the Subsidiary Guarantors cease to guarantee any other material indebtedness of the Company.

The notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
The Company intends to use the net proceeds from the notes offering to redeem all of the aggregate principal outstanding of its (i) $100,000,000 principal amount of 9.05% Series A Senior Notes due December 23, 2015; (ii) $125,000,000 principal amount of 10.0% Series A-2009 Senior Notes due February 13, 2017; (iii) $50,000,000 principal amount of 10.0% Series A Senior Notes due April 9, 2018; and (iv) 125,000,000 principal amount of 10.0% Series B-2009 Senior Notes due February 13, 2019 prior to maturity in accordance with the respective note purchase agreements governing each of these series of senior notes. As a result of the redemptions, the Company expects to record a debt extinguishment charge, which it estimates will, for the fiscal year ending January 31, 2015, reduce net earnings by approximately $55 million to $70 million and reduce net earnings per diluted share by approximately $0.43 to $0.53.
On September 22, 2014, the Company issued news releases announcing the commencement of the notes offering and the pricing of that offering. Copies of the September 22, 2014 news releases are attached hereto as Exhibits 99.1 and 99.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release dated September 22, 2014.

99.2	News Release dated September 22, 2014.

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 concerning, among other matters, the Company’s intention to issue the notes, the Company’s intention to use the proceeds of the offering to redeem outstanding indebtedness, the expected financial effects of the planned redemptions, and the Company’s intent and ability to replace its existing credit facilities.
These forward-looking statements generally are indicated by words such as “intends,” “plans,” “expects” and other words and terms of similar meaning and expression in connection with any discussion of future actions. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such statements are based on management’s current plans and involve inherent risks, uncertainties and assumptions that could cause actual outcomes to differ materially from current goals, plans and expectations. The Company has disclosed important factors that it believes could cause actual results to differ materially from any forward-looking statements in the cautionary statements included in its 2013

Annual Report on Form 10-K, as amended, particularly under “Item 1A. Risk Factors.”
Although the Company believes it has been prudent in developing its plans, no assurance can be given that any goal or expectation set forth in forward-looking statements can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any of the forward-looking information included in this Current Report on Form 8-K, whether as a result of new information, future events, changes in expectations or otherwise.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: September 22, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated September 22, 2014.

99.2	News Release dated September 22, 2014.

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